UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2011

Newmont Mining Corporation
 (Exact name of registrant as specified in its charter)

Delaware	001-31240	84-1611629
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6363 South Fiddlers Green Circle Greenwood Village, Colorado	80111
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 863-7414

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

On May 10, 2011, Newmont Mining Corporation (the “Company” or “Newmont”) issued a news release announcing that, in connection with divesture obligations under the PT Newmont Nusa Tenggara (“PTNNT”) Contract of Work with the Government of Indonesia, a definitive agreement was signed on May 6, 2011 between the Company’s subsidiary and an agency of Indonesia’s Ministry of Finance for the sale and purchase of the final 7% divestiture stake in PTNNT, the entity operating the Batu Hijau copper and gold mine in Indonesia.
Nusa Tenggara Partnership B.V. (“NTPBV”), which holds Newmont’s shares in PTNNT together with PTNNT shares owned by a subsidiary of Sumitomo Corporation of Japan, entered into the agreement with Pusat Investasi Pemerintah (“PIP”), as the Government of Indonesia’s designated buyer for the final 7% stake. Upon closing of the transaction, NTPBV’s interest in PTNNT will be reduced to 49%, as required under the Contract of Work.
The agreed price for the 7% interest is $246.8 million. Newmont’s economic interest in PTNNT following the closing of the transaction will be 44.56%, which includes direct ownership of 27.56% and a 17% effective economic interest through financing arrangements with existing shareholders.

Newmont expects to continue to consolidate Batu Hijau in its Consolidated Financial Statements after the sale is completed, which is expected to close later this month.

A copy of the Company’s news release is attached hereto as Exhibit 99.1.

Cautionary Statement:

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended which are intended to be covered by the safe harbor created by such sections and other applicable laws.  Such forward-looking statements may include, without limitation, statements regarding future share transfers, events resulting from changes in ownership of PTNNT, future accounting treatment and control of mining decisions involving Batu Hijau or Newmont’s interest in PTNNT, and estimates of future exploration and growth opportunities and future gold and copper production. Estimates or expectations of future events or results are based upon certain assumptions, which may prove to be incorrect.  Such assumptions, include, but are not limited to: (i) there being no significant change to current geotechnical, metallurgical, hydrological and other physical conditions; (ii) permitting, development, operations and expansion of the Company’s projects being consistent with current expectations and mine plans; (iii) contractual or political developments in any jurisdiction in which the Company operates being consistent with its current expectations; (iv) certain exchange rate assumptions for the Australian dollar to the U.S. dollar, as well as other the exchange rates being approximately consistent with current levels; (v) certain price assumptions for gold, copper and oil; (vi) prices for key supplies being approximately consistent with current levels; and (vii) the accuracy of our current mineral reserve and mineral resource estimates. Where the Company expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis.  However, such statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by the “forward-looking statements”.  Such risks include, but are not limited to, gold and other metals price volatility, currency fluctuations, increased production costs and variances in ore grade or recovery rates from those assumed in mining plans, political and operational risks in the countries in which we operate, and governmental regulation and judicial outcomes.  For a more detailed discussion of such risks and other factors, see the Company’s 2010 Annual Report on Form 10-K, filed on February 24, 2011, with the Securities and Exchange Commission, as well as the Company’s other SEC filings.  The Company does not undertake any obligation to release publicly revisions to any “forward-looking statement,” including, without limitation, outlook, to reflect events or circumstances after the date of this news release, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.  Investors should not assume that any lack of update to a previously issued “forward-looking statement” constitutes a reaffirmation of that statement. Continued reliance on “forward-looking statements” is at investors’ own risk.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number 99.1	Description News Release, dated May 10, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:   /s/ Jeffrey K. Reeser
Name: Jeffrey K. Reeser
Title: Vice President and Secretary

Dated: May 10, 2011

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	News Release, dated May 10, 2011

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